Exhibit 99.77K

December 20, 2002


Office of Thrift Supervision
1700 G Street N.W.
Washington, D.C.  20552

Dear Sir or Madam:

We have read item 4 of NASB Financial, Inc.'s Form 8-K dated December 20, 2002, and have the following comments:

1. We agree with the statement made in the first sentence of the first paragraph as to our dismissal and to the statements made in the third paragraph.

2. We have no basis to agree or disagree with the statements made in the first and second paragraphs, other than the statement made in the first paragraph as to our dismissal as noted in (1) above.

Yours truly,

/s/ Deloitte & Touche LLP

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